CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Registration Statement of DCX, Inc. on Form S-3 of our report dated August 26, 1997 on the financial statements of PlanGraphics, Inc. for the nine months ended September 30, 1996 and the year ended December 31, 1995 incorporated by reference into the Registration STatement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                        /s/Eskew & Gresham, PSC


Eskew & Gresham, PSC
Certified Public Accountants
Lexington, Kentucky
November 5, 1997